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                                                                   EXHIBIT 10.8.

                         MED-EMERG INTERNATIONAL, INC.

                             DIRECTORS' RESOLUTIONS

SHARE CERTIFICATE

BE IT RESOLVED THAT

    the form of share certificate for the preferred shares in the capital of the Corporation which is annexed hereto as Schedule "A" be and the same is hereby approved and adopted.

CONVERSION OF COMMON SHARES INTO PREFERRED SHARES

    WHEREAS Ramesh Zacharias has delivered a certificate representing 1,101,667 common shares in the capital of the Corporation and has requested that the Corporation convert such shares into 250,000 preferred shares on the date hereof;

BE IT RESOLVED THAT

    1. the 1,101,667 common shares are hereby converted into 250,000 preferred shares; and

    2. any officer or director of the Corporation be and is hereby authorized and directed to issue and deliver to Ramesh Zacharias a certificate evidencing 250,000 preferred shares in the capital of the Corporation.

CONVERSION OF COMMON SHARES OF PREFERRED SHARES

    WHEREAS Victoria Zacharias has delivered a certificate representing 1,101,666 common shares in the capital of the Corporation and has requested that the Corporation convert such shares into 250,000 preferred shares on the date hereof;

BE IT RESOLVED THAT

    1. the 1,101,666 common shares are hereby converted into 250,000 preferred shares; and

    2. any officer or director of the Corporation be and is hereby authorized and directed to issue and deliver to Victoria Zacharias a certificate evidencing 250,000 preferred shares in the capital of the Corporation.

ALLOTMENT AND ISSUANCE OF COMMON SHARES

    WHEREAS the Corporation has agreed to issue 610,000 common shares to Hampton House International Corp. in consideration for consulting services previously performed for the Corporation (the "Past Services");

BE IT RESOLVED THAT

    1. in consideration of the Past Services to the Corporation, 610,000 common shares in the capital of the Corporation be and the same are hereby allotted and issued to Hampton House International Corp. to be held as fully paid and non-assessable shares;

    2. the directors of the Corporation hereby determine that the amount of money the Corporation would have received if the 610,000 common shares to be issued to Hampton House International Corp. had been issued for money is $610,000;

    3. the directors of the Corporation hereby determine that the aggregate fair market value of the Past Services is not less than the amount of money referred to above;

    4. any officer or director of the Corporation and is hereby authorized and directed to issue and deliver to Hampton House International Corp., or as Hampton House International Corp. may in
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       writing direct, a certificate or certificates evidencing 610,000 common shares in the capital of the Corporation.

CONTRIBUTION TO CAPITAL

BE IT RESOLVED THAT

    the contribution to capital of 75,000 common shares from The Estate of Dr. Donald Munro be and it is hereby accepted.

PRIVATE OFFERING IN UNITED STATES OF UP TO $250,000 IN PROMISSORY NOTES AND 62,500 COMMON SHARES

BE IT RESOLVED THAT

    1. the Corporation raise additional capital through a private offering and sale of promissory notes in the aggregate principal amount of up to $250,000 and 62,500 common shares of the Corporation (the "Shares"); and

    2. the officers of the Corporation be, and each hereby is, authorized, empowered and directed to take any action and to execute for and on behalf of the Corporation, and to deliver and file any and all applications, covenants, powers of attorneys, consents to service of process, and all other documents which may be required or advisable, as conclusively evidenced by the execution and delivery of the same, by any state securities of "blue sky" laws, or any state or other regulatory body, for the purpose of the registration or other qualification for sale in any jurisdiction or state of the Shares on the terms set forth in the Corporation's confidential private offering memorandum, or which may be advisable to secure such qualification or other registration.

SURRENDER OF COMMON SHARE PURCHASE WARRANTS

    WHEREAS the Corporation has received surrenders of all common share purchase warrants issued by the Corporation;

BE IT RESOLVED THAT

    if the initial public offering contemplated by the letter of intent dated September 5, 1996 between Network 1 Financial Services, Inc. and Med-Emerg Inc. has not closed by September 5, 1997, the Corporation will reissue, as soon as reasonably practicable, common share purchase warrants in substantially the same terms to holders who surrendered their warrants.

ISSUE OF COMMON SHARES TO MR. ROBERT RUBIN

BE IT RESOLVED THAT

    1. 50,000 common shares of the Corporation are hereby allotted subject to payment therefor to Mr. Robert Rubin;

    2. the board of directors hereby fixes the sum of $50,000 as the aggregate consideration for the issuance of the said common 50,000 shares;

    3. upon receipt by the Corporation each month of payment in full for the said common shares by past services to the Corporation by Mr. Robert Rubin in his capacity as a consultant from January 1, 1997 through December 31, 1997, 4,000 common shares be issued and fully paid and non-assessable and certificates therefor be issued at the end of each month, commencing January 31, 1997 to him or as he may in writing direct, provided that 6,000 common shares and certificates therefor be issued on January 1, 1998.
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OPTION FOR COMMON SHARES TO MR. ROBERT RUBIN

BE IT RESOLVED THAT

    1. the granting to Mr. Robert Rubin of an option to purchase up to 700,000 common shares of the Corporation on the terms and conditions set out in the draft option agreement annexed to hereto as Schedule "B" be and the same is hereby approved; and

    2. the directors and/or the proper officers of the Corporation be and they are hereby authorized and directed to execute under the corporate seal of the Corporation and to deliver to Mr. Robert Rubin an option agreement substantially in the terms of the said draft option agreement and to do all acts or things in their opinion necessary or desirable in connection with the granting of the said option.

APPOINTMENT OF OFFICERS

BE IT RESOLVED THAT

    the following persons be and they are hereby elected or appointed officers of the Corporation to hold the offices referred to opposite their respective names for the ensuing year, or until their respective successors should be elected or appointed:

Ramesh Zacharias....................................  Chief Executive Officer
Carl Pahapill.......................................  President and Chief Operating Officer
Kathryn Gamble......................................  Chief Financial Officer, Vice President Finance
                                                      and Secretary

    EACH OF THE FOREGOING RESOLUTIONS is hereby consented to by all of the directors of the Corporation pursuant to the BUSINESS CORPORATIONS ACT, as evidenced by their signatures hereto.

    DATED the 1st day of November, 1996.

                 Peter Deeb                                Lawrence Grossman

             Joseph Maierovits                              William Thomson

              Ramesh Zacharias                             Victoria Zacharias